SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                            Form 8-K



          Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Act of 1934



  Date of Report(Date of Earliest Event Reported): December  5, 2003


                     UNITED MORTGAGE TRUST
         Exact Name of Registrant as Specified in its
                    Governing Instruments)

                      (a Maryland trust)

                Commission File Number 333-10109


         (IRS Employer Identification Number 75-6496585)


                    5740 Prospect Avenue
                         Suite 1000
                     Dallas, Texas 75206

           (address of principal executive offices)

Registrant's telephone number, including area code: (214) 237-9305



Item 5. Other Events

     On December 2, 2003, the Board of Trustees of United Mortgage Trust (the "Company") approved resolutions adopting a Share Redemption Plan to provide for the repurchase of shares of beneficial interest owned by the Company's shareholders. The Plan, as so adopted, provides that:

1) Shareholders must have held the shares for at least one year.

2) In any consecutive twelve (12) month period the number of shares repurchased may not exceed 5% of the outstanding shares at the beginning of the twelve (12) month period.

3) The repurchase price will be based on the value of the Company's properties or fixed pricing schedule, as determined by the Trustees' business judgment based on the Company's book value, operations to date and general market and economic conditions and will not, in any event, exceed any current public offering price.

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4) Purchases will be made on a monthly basis.

5) Purchases will be on a "first come, first served" basis.

6) Shareholders may tender shares for repurchase at any time.

7) Shareholders may withdraw tendered shares at any time prior to repurchase.

8) The Company will purchase shares on a pro rata basis at the end of each month in the event the amount of available proceeds is insufficient to satisfy all current repurchase requests.

9) The Company will provide thirty (30) days' advance notice prior to amending, suspending or terminating the Plan except where suspension is required on the advice of counsel in order to comply with applicable disclosure requirements.

10) The Plan may be cancelled if a secondary market for the shares develops or if the shares are listed for on a national securities exchange or included for quotation on a national market system.

11) The share purchased under the Plan will have the status of authorized but unissued shares and may not be resold unless registered or exempt from registration.


Item 7. Financial Statements and Exhibits

     (a) Financial Statements.
         Not applicable.
     (b) Pro Forma Financial Information.
         Not applicable
     (c) Exhibits.
         Not applicable.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UNITED MORTGAGE TRUST


December 5, 2003                   /S/Christine A. Griffin
                                   Christine A. Griffin
                                         President